EXHIBIT 5

July 23, 2009

Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey 08830

Dear Sirs:

We refer you to the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Middlesex Water Company (the "Company") pertaining to the offer and sale by the Company of 600,000 shares of the Company's Common Stock, no par value (the “Common Shares”).

We have acted as counsel to the Company in connection with the Registration Statement.  In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

Based upon the foregoing examination, it is our opinion that offer and sale of the Common Shares has been duly authorized by the Company, and upon the issuance of certificates evidencing the Common Shares and delivery thereof, or in the alternative upon the proper issuance of common shares in uncertificated form, in exchange for payment therefor as described in the Registration Statement, then the Common Shares shall be validly issued, fully paid and nonassessable.

Norris McLaughlin & Marcus, PA

Middlesex Water Company
July 23, 2009

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in prospectus included in such Registration Statement under the heading "Legal Matters".

Very truly yours,

Norris McLaughlin & Marcus, PA

/s/ Norris McLaughlin & Marcus PA